Exhibit 10.28

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 26th day of November, 2019 (the “Fourth Amendment Effective Date”), by and among SILICON VALLEY BANK, a California corporation (“Bank”), SPROUT SOCIAL, INC., a Delaware corporation (“Sprout Social”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout Social, individually and collectively, jointly and severally, the “Borrower”).
RECITALS
A.    Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of December 1, 2017, as amended by that certain Joinder and First Amendment to Loan and Security Agreement, dated as of February 26, 2018, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of July 26, 2018 and as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of January 31, 2019 (the “Third Amendment”) (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
C.    Existing Borrower has requested that Bank amend the Loan Agreement to (i) modify the financial covenants; (ii) provide for a Streamline Period; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2    Amendments to Loan Agreement.
2.1    Section 2.4 (Payments of Interest on the Credit Extensions).Subsection (a)(i) of Section 2.4 is amended in its entirety and replaced with the following:

(i)    Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (a) four and three-quarters of one percent (4.75%) and (b), the Prime Rate plus one and one-half of one percent (1.50%); provided that following the occurrence and during the continuance of a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (a) four and three-quarters of one percent (4.75%) and (b), the Prime Rate. Such interest shall in any event be payable monthly in accordance with Section 2.4(d) below.
2.2    Section 2.5 (Fees). Subsection (a) of Section 2.5 is amended in its entirety and replaced with the following
(a) (i) a fully earned, non-refundable commitment fee of Thirty Seven Thousand Five Hundred Dollars ($37,500.00), payable on the Effective Date; and (ii) a fully earned, non-refundable incremental commitment fee of Five Thousand Dollars ($5,000.00), payable on the Fourth Amendment Effective Date.
2.3    Section 2.5 (Fees). Subsection (b) of Section 2.5 is amended in its entirety and replaced with the following:
(b)    Anniversary Fees. An anniversary fee of One Hundred Thousand Dollars ($100,000.00) shall be fully earned and due and payable on January 31, 2020. In addition, following the occurrence of a Qualified Public Offering, an additional anniversary fee of One Hundred Thousand Dollars ($100,000.00) which, to the extent the Revolving Line has not been terminated and Bank still has a commitment to make Advances, shall be fully earned and due and payable on January 31, 2021 (such fees, individually and collectively, being the “Anniversary Fee”).
2.4    Section 2.8 (Incremental Loan). Section 2.8 of the Loan Agreement is deleted in its entirety. In connection therewith, Borrower has notified Bank of its exercise of the Incremental Loan, increasing the Revolving Line by Ten Million Dollars ($10,000,000.00), as noted in the definition of Revolving Line below.
2.5    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (a), (b), (c) and (d) of Section 6.2 are amended in their entirety and replaced with the following:
(a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts), including, without limitation, details of Borrower’s Recurring revenue including, without limitation, total Recurring Revenue, total customers, new subscriptions in process, the Advance Rate and the Churn Percentage (i) with each request for an Advance and (ii) within thirty (30) days after the end of each month (from and after the occurrence of a Qualified Public Offering, within forty-five (45) days after the end of each fiscal quarter);
(b)    as soon as available, but no later than thirty (30) days after the last day of each month (from and after the occurrence of a Qualified Public Offering, within forty-five (45) days after the end of each fiscal quarter), a company prepared consolidated and consolidating balance sheet, statement of cash flows and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Bank (the “Borrower Financial Statements”);
(c)    within thirty (30) days after the last day of each month (from and after the occurrence of a Qualified Public Offering, within forty-five (45) days after the end of each fiscal quarter), and together with the Borrower Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;
(d)    within sixty (60) days after the end of each fiscal year of Borrower, and promptly (and in any event within three (3) Business Days) upon Board approval with any updates or amendments thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
2.6    Section 6.8 (Accounts). Section 6.8 is amended in its entirety and replaced with the following:
6.8    Accounts.
(a)    Maintain its and all of its Subsidiaries’ primary operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates, which accounts shall represent at least eighty-five percent (85%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions worldwide, inclusive of accounts of Borrower maintained in the Philippines (the “Philippine Accounts”); provided, that the average daily balance in such Philippine Accounts shall not exceed One Hundred Thousand Dollars ($100,000.00) at any time (with amounts in excess thereof promptly, and in any event within three (3) Business Days, transferred to an account of Borrower maintained with Bank). Any Guarantor shall maintain all depository, operating and securities/investment accounts with Bank and Bank’s Affiliates.
(b)    In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) the Philippine Accounts; and (ii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.
2.7    Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following;
6.9    Financial Covenants.
Achieve/maintain as indicated:
(a)    Adjusted EBITDA. For any quarterly period listed below in which a Streamline Period has not occurred and is not continuing, achieve Adjusted EBITDA (negative Adjusted EBITDA), measured quarterly on a trailing six (6) month basis, of at least the following (negative Adjusted EBITDA no worse than):

Quarterly Period Ending	Adjusted EBITDA (negative Adjusted EBITDA no worse than)

September 30, 2019	($15,000,000.000)

December 31, 2019	($16,500,000.000)

March 31, 2020	($21,500,000.000)

June 30, 2020	($22,500,000.000)

September 30, 2020	($17,500,000.000)

December 31, 2020	($13,000,000.000)

March 31, 2021	($16,800,000.000)

June 30, 2021	($19,800,000.000)

September 30, 2021	($13,600,000.000)

December 31, 2021	($6,800,000.000)
(b)    Minimum Cash and Cash Equivalents at Bank. For any quarterly period in which a Streamline Period has not occurred and is not continuing, as of the last day of each such fiscal quarter, maintain unrestricted cash and Cash Equivalents at Bank and Bank’s Affiliates, of no less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00).
2.8    Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 is amended in its entirety and replaced with the following:
6.13    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall, at Bank’s request with respect to any Foreign Subsidiary (subject to the provisions set forth below), and in any event with respect to any Domestic Subsidiary (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a Guaranty to become a Guarantor hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document. Notwithstanding the foregoing, (i) with respect to any Foreign Subsidiary formed or acquired by Borrower, and any such Foreign Subsidiary has total asset with a book value of less than Seven Hundred Fifty Thousand Dollars ($750,000.00), then such Foreign Subsidiary shall not be required to become a party to the Loan Documents as a “Borrower” or “Guarantor” hereunder, and Borrower shall, at Bank’s request, grant and pledge to Bank a perfected security interest in up to sixty-six percent (66%) of the voting stock, units or other evidence of ownership of such Foreign Subsidiary and one hundred percent (100%) of all other non-voting stock, units or other evidence of ownership of such Foreign Subsidiary; (ii) Borrower shall not be required to cause any of the Irish Subsidiary, the UK Subsidiary and/or the Canadian Subsidiary to comply with this Section 6.13 until requested by Bank, in its good faith business discretion; and (iii) Borrower shall not be required to cause TTAGG, Inc., a Delaware corporation to comply with this Section 6.13.
2.9    Section 7.1 (Dispositions). Section 7.1 is amended in its entirety and replaced with the following:
7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of surplus, worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; and (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.
2.10    Section 7.3 (Mergers or Acquisitions). Section 7.3 is amended it its entirety and replaced with the following:
7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person

(including, without limitation, by the formation of any Subsidiary or pursuant to a Division); provided, that Borrower shall be permitted to form one or more Domestic Subsidiaries, but only to the extent that each such Domestic Subsidiary complies with Section 6.13 hereof. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower, and any Borrower may merge or consolidate into any other Borrower.
2.11    Section 7.7 (Distributions; Investments). Section 7.7 is amended by deleting “and” immediately prior to subclause (a)(iv) and inserting a new subclause (a)(v) as follows: and (v) make net settlements pursuant to Board approved stock plans.
2.12    Section 8.11. Section 8.11 is deleted in its entirety.
2.13    Section 10 (Notices). The notice information for Bank and Bank’s counsel are deleted in their entirety and replaced with the following:

If to Bank:	Silicon Valley Bank
222 West Adams Street, Suite 260
Chicago, Illinois 60606
Attn: Marc Neri
Fax: (312) 704-1532
Email: mneri@svb.com

with a copy to:	Morrison & Foerster LLP
200 Clarendon Street, Floor 20
Boston, Massachusetts 02116
Attn: Charles W. Stavros, Esquire
Email: cstavros@mofo.com
2.14    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 is each deleted in its entirety:
“Monthly Financial Statements” is defined in Section 6.2(b).
“Transition Period” is defined in Section 6.8(a).
2.15    Section 13.1 (Definitions). The following terms and their respective definitions are each deleted and replaced with the following:
“Advance Rate Multiplier” is four hundred percent (400%); provided, that from and after the occurrence of a Qualified Public Offering, the Advance Rate Multiplier shall be five hundred percent (500%).
“JPMorgan Accounts” are Borrowers accounts maintained at JPMorgan Chase Bank, N.A. and subject to a Control Agreement in favor of Bank.

“Revolving Line” is an aggregate principal amount not to exceed Forty Million Dollars ($40,000,000.00) outstanding at any time.
“Revolving Line Maturity Date” is January 31, 2021; provided, that following the occurrence of a Qualified Public Offering on or prior to January 31, 2021, the Revolving Line Maturity Date shall be extended to January 31, 2022.
2.16    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“Borrower Financial Statements” is defined in Section 6.2(b).
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Fourth Amendment Effective Date” is November 26, 2019.
“Philippine Accounts” is defined in Section 6.8(a).
“Qualified Public Offering” means the initial underwritten public offering and sale to the public of common capital stock of the Borrower (or any direct or indirect parent of the Borrower) generating net proceeds of at least One Hundred Million Dollars ($100,000,000.00), net of any secondary and/or treasury stock purchases (as reflected on the Borrower’s balance sheet or in a manner otherwise acceptable to the Bank, in its reasonable discretion), pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (or equivalent foreign governmental entity).
“Streamline Balance” is defined in the definition of Streamline Period.
“Streamline Period” is, on and after the Fourth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding fiscal quarter, as determined by Bank in its reasonable discretion, maintained the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) the unused Availability Amount, in an amount equal to or greater than Seventy Five Million Dollars ($75,000,000.00) (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1)

fiscal quarter as determined by Bank in its reasonable discretion, prior to the occurrence of a subsequent Streamline Period. Borrower shall give Bank prior written notice prior to entering into a Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved.
2.17    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached hereto in Schedule 1.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or have otherwise been delivered to Bank in connection with the execution of this Amendment;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Perfection Certificates. Except as provided on Schedule 2 attached hereto, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in s certain Perfection Certificates dated as of January 31, 2019, and acknowledges, confirms and agrees that, except as provided on Schedule 2 attached hereto, the disclosures and information Borrower provided to Bank in such Perfection Certificates have not changed, as of the date hereof.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of Bank’s reasonable legal fees and expenses incurred in connection with this Amendment and the other Loan Documents; (c) a duly executed certificate of each Borrower, signed by a Responsible Officer of each such Borrower certifying and attaching the resolutions adopted by such Borrower, if necessary; and (d) such other documents as Bank shall reasonable request.
9.    Post-closing Matters. On or before the date that is thirty (30) days after the Fourth Amendment Effective Date (or such later date as Bank shall determine, in its sole discretion), Borrower shall provide Bank evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By: /s/ Marc Neri
Name: Marc Neri
Title:Managing Director

BORROWER

SPROUT SOCIAL, INC.	SIMPLY MEASURED, INC.

By: /s/ Justyn Howard	By: /s/ Justyn Howard
Name: Justyn Howard	Name: Justyn Howard
Title: President	Title:President & Chief Executive Officer

Schedule 1 to Fourth Amendment
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SPROUT SOCIAL, INC.
SIMPLY MEASURED, INC.
The undersigned authorized officer of SPROUT SOCIAL, INC., a Delaware corporation (“Sprout”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout and any other entity executing a Joinder to this Agreement, individually and collectively, jointly and severally, the “Borrower”) certifies, solely in her/his capacity as an officer of the Borrower and not in an individual capacity, that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Borrower financial statements with Compliance Certificate	Monthly within 30 days/quarterly within 45 days following a Qualified Public Offering	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts), including, without limitation, details of Borrower’s Recurring revenue including, without limitation, total Recurring Revenue, total customers, new subscriptions in process, the Advance Rate and the Churn Percentage
	(i) with each request for an Advance and (ii) monthly, within 30 days/quarterly within 45 days following a Qualified Public Offering	Yes No
Board approved projections	within sixty (60) days after the end of each fiscal year of Borrower, and promptly (and in any event within three (3) Business Days) upon Board approval with any updates or amendments thereto	Yes No

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Adjusted EBITDA (quarterly, when a Streamline Period has NOT occurred and is NOT continuing)	See Section 6.9(a)	$______________	Yes No
Minimum Cash and Cash Equivalents at Bank and Bank’s Affiliates (quarterly, when a Streamline Period has NOT occurred and is NOT continuing)	$7,500,000.00	$______________	Yes No

Streamline Period		Applies

Unrestricted cash at Bank plus unused Availability Amount > $75,000,000.00	Financial Covenants not tested; interest is the greater of (a) four and three-quarters of one percent (4.75%) and (b), the Prime Rate	Yes No

Unrestricted cash at Bank plus unused Availability Amount < $75,000,000.00	Financial Covenants tested; interest is the greater of (a) four and three-quarters of one percent (4.75%) and (b), the Prime Rate plus one and one-half of one percent (1.50%)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Sprout Social, Inc.	BANK USE ONLY

Simply Measured, Inc.	Received by:
AUTHORIZED SIGNER
By:	Date:

Name:	Verified:
Title:	AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate
[Financial Covenants of Borrower]
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:____________________
I.    Adjusted EBITDA (Section 6.9(a))
Required:    For any quarterly period listed below in which a Streamline Period has not occurred and is not continuing, achieve Adjusted EBITDA (negative Adjusted EBITDA), measured quarterly on a trailing six (6) month basis, of at least the following (negative Adjusted EBITDA no worse than):

Quarterly Period Ending	Adjusted EBITDA (negative Adjusted EBITDA no worse than)

September 30, 2019	($15,000,000.000)

December 31, 2019	($16,500,000.000)

March 31, 2020	($21,500,000.000)

June 30, 2020	($22,500,000.000)

September 30, 2020	($17,500,000.000)

December 31, 2020	($13,000,000.000)

March 31, 2021	($16,800,000.000)

June 30, 2021	($19,800,000.000)

September 30, 2021	($13,600,000.000)

December 31, 2021	($6,800,000.000)

Actual: All amounts measured quarterly, on a trailing six month basis:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

	5. Non-cash stock compensation expense	$

6.   To the extent not capitalized, the amount of all non-recurring expenses, fees, costs and charges incurred in connection with any issuance of debt or equity or any proposed or actual amendment, modification or refinancing of any Indebtedness; provided that such amount shall not exceed $250,000 in any fiscal year
$

7.   The after tax effect of any extraordinary gains or losses (as defined by GAAP); provided that the aggregate amount of add back made pursuant to this clause for any 12-month period shall not exceed 5% of the otherwise applicable EBITDA
$

	8. The cumulative effect resulting solely resulting from a change in GAAP since the beginning of the period for which Adjusted EBITDA is being determined	$

	9. Other one-time non-recurring expenses with the prior written approval by Bank, in Bank’s good faith discretion	$

	10. The sum of lines 1 through 9	$

C.	ADJUSTED EBITDA (line A plus line B.10)	$
Is line C equal to or greater than (negative Adjusted EBITDA no worse than) $[____________]?

No, not in compliance	Yes, in compliance

Schedule 2 to Fourth Amendment
Updates to Perfection Certificates
(None.)